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This is a form of a material change report required under Section 85(1) of the
Securities Act and Section 151 of the Securities Rules.


                                     FORM 27

                                 SECURITIES ACT


              MATERIAL CHANGE REPORT UNDER SECTION 85(1) OF THE ACT


NOTE: This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE: Every report required to be filed under Section 85(1) of the Act shall be sent to the Commission in an envelope addressed to the Commission and marked "Continuous Disclosure".

NOTE: WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL -
                SECTION 85", AND EVERYTHING THAT IS REQUIRED TO BE FILED SHALL BE PLACED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1.         Reporting Issuer

                WSI Interactive Corp.

Item 2.         Date of Material Change

                March 14, 2000

Item 3.         Press Release

                The press release was issued on March 14, 2000 and disseminated through Canada News Wire and BC Emergis.

Item 4.         Summary of Material Change

                WSi has secured exclusive rights by entering into letters of intent for broadband telecommunication systems for the rest of Canada, including Ontario, from Global Communications Inc. (www.gcintranet.com). WSi has also secured the rights to Washington State.



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Item 5.         Full Description of Material Change

                Further to WSi's news releases March 1st and 3rd , WSi has secured exclusive rights by entering into letters of intent for broadband telecommunication systems for the rest of Canada, including Ontario, from Global Communications Inc. (www.gcintranet.com). WSi has also secured the rights to Washington State. The population in these areas totals approximately 32 million people.

                By having exclusive rights to the "dark fiber" broadband network in these regions, WSi will become a major provider in the Broadband Communications revolution. This is an exceptional opportunity for WSi to be at the forefront of second stage development of the Internet backbone. Other companies evolving second stage backbone infrastructure include: Global Crossing (Nasdaq:GBLX), Viatel (Nasdaq:VYTL), and Level Three (Nasdaq:LVLT). WSi is planning to be a key player in a wireless broadband communications network that, when completed, will cover Canada and the United States.

                A broadband network offers many advantages for WSi over the traditional web - the most important being that WSi will be able to do true multicasting at very high speeds. It means that instead of sending a single stream to all viewers, they can simply tap into the stream being passed through their ISP.

                Global Communications transmission speed is delivered at up to 30.5Mbps directly to every user on the network. This is three times faster than the yet to be delivered high-speed cable systems. Global guarantees a constant speed, equivalent to a bi-directional T-1, to every household or business using its communication network. This ensures that each user has the ability to make or receive a minimum of 3 video (TV quality) phone calls, plus an array of standard voice and data transmissions, simultaneously. High Definition Television, movies, and stereo/hi-fidelity radio will also be available over the Global communications network due to the guaranteed line speed. Global Communications expects to be fully operational in the near future.

                It should be noted that the transaction is at a very preliminary stage, as was disclosed in the previous news releases. WSi has secured certain rights, but a due diligence investigation of the consumer need for this equipment must be done in each jurisdiction, and definitive license agreements must be negotiated. The cost of implementing the technology is significant and WSi management will have to consider many factors before a commitment is made to proceed with this project. Once a decision is made to commit or not commit to the technology, WSi will issue a news release with all the pertinent information.

Item 6.         Reliance on Section 85(2) of the Act

                Nothing in this form is required to be maintained on a confidential basis.



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Item 7.         Omitted Information

                Not applicable.

Item 8.         Senior Officer

                James L. Harris, Secretary

                Telephone No. (604) 609-3068

Item 9.         Statement of Senior Officer

                The foregoing accurately discloses the material change referred to herein.


Dated this 14th day of March, 2000 at Vancouver, BC

                                            WSI Interactive Corp.


                                            By: /s/ JAMES L. HARRIS
                                               ---------------------------------
                                                James L. Harris

                                            Secretary
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                                            (Official Capacity)